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                                                                     EXHIBIT 5.1


                        LETTERHEAD OF MURTHA CULLINA LLP



                               September 5, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

     Re: Connecticut Water Service, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Connecticut Water Service, Inc., a Connecticut corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), up to 252,000 shares (the "Shares") of common stock of the Company, without par value (the "Common Stock"), issuable pursuant to the Agreement and Plan of Merger by and among the Company, CWS -- Unionville Acquisition Corp., a Connecticut corporation and wholly owned subsidiary of the Company ("Newco") and the Unionville Water Company ("Unionville"), dated as of February 22, 2002 (the "Merger Agreement").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as currently in effect, and
(iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have made such other investigations of fact and law as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies.

     In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

     As to various matters of fact material to our opinion, we have relied upon, and assumed the accuracy, completeness and genuineness of, the statements of fact contained in the documents we have examined or made to us by officers or employees of the Company who by reason of their positions would be expected to have knowledge of such facts. Although we have made no independent investigation of any such facts, nothing has come to our attention which would lead us to believe that such facts are inaccurate.

     Members of our firm are admitted to the Bar of the State of Connecticut and do not purport to be experts on, or express any opinion concerning, any law other than the laws of the State of Connecticut and the federal securities laws of the United States.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger of Newco with and into Unionville pursuant to the Merger Agreement, and the issuance of the Shares and delivery of proper stock certificates therefor in the
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Securities and Exchange Commission


September 5, 2002


Page  2


manner contemplated in the Merger Agreement, the Shares will constitute validly issued, fully paid and nonassessable shares of capital stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the prospectus/proxy statement included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in this paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

                                          Very truly yours,

                                          MURTHA CULLINA LLP


                                          By:     /s/ TIMOTHY L. LARGAY

                                            ------------------------------------
                                            Timothy L. Largay
                                            A Partner of the Firm